Exhibit 10.14

The Share Escrow and Trust Agreement

Party A: Zhejiang Kandi Vehicles Co., Ltd (the “Kandi Vehicles”)

Party B: Mr. Hu Xiaoming

According to the Agreement of Establishment of of Kandi New Energy Vehicles Co., Ltd., by and between the Parties, the Parties reach the agreement on share escrow and trust as follows:

Section 1

During the term of Kandi New Energy Vehicles Co., Ltd., (“Kandi New Energy”),  Party B agrees to entrust his entire 50% equity in the Kandi New Energy with Kandi Vehicles and Kandi Vehicle agrees to accept such trust.

Section 2

Party A shall take all responsibilities of Kandi New Energy upon entrustment and Party B will take no responsibilities of Kandi New Energy.

Section 3

The annual renewal/examination of Kandi New Energy and other related issues that require either Party’s consent, the such Party shall cooperate to accomplish these procedures. Failing to do so, such Party shall compensate for the other Party’s loss or damages.

Section 4

This agreement shall take effect at the same time of the Agreement of Establishment of Kandi New Energy Co., Ltd.

Section 5 Dispute Resolution

1. The agreement shall be governed and constructed by the applicable laws of People’s Republic of China.

2. In the implementation process of this agreement, Parties shall settle any disputes through consultation or mediation, if failed, Parties can choose to resolve the disputes as below:

(i)	to submit the issue to Jinhua City Arbitration Commission for arbitration;

(ii)	take the legal action at the People’s Court of China.

Section 6

This agreement is made into 4 originals and each party holds two copies.

Party A: Zhejiang Kandi Vehicles Co., Ltd

Legal Representative:____________________________

Party B: Mr. Hu Xiaoming

Legal Representative:____________________________

May 18, 2010